Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-4 of our report dated November 28, 2018, relating to the consolidated financial statements of Hawk Parent Holdings LLC and its subsidiaries, which appears in such Amendment No. 4 to the Registration Statement. We also consent to the reference to us under the heading “Experts” in such Amendment No. 4 to the Registration Statement.

/s/ Warren Averett, LLC

Birmingham, Alabama

June 20, 2019